As filed with the Securities and Exchange Commission on March 5, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PAYMENTUS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	45-3188251
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11605 N. Community House Road, Suite 300

Charlotte, NC 28277

(Address of Principal Executive Offices) (Zip Code)

2021 Equity Incentive Plan

(Full title of the plan)

Dushyant Sharma

11605 N. Community House Road, Suite 300

Charlotte, NC 28277

(888) 440-4826

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Andrew A. Gerber Meredith P. Burbank Paymentus Holdings, Inc. 11605 N. Community House Road, Suite 300 Charlotte, NC 28277 (888) 440-4826	Timothy W. Gregg Maynard Nexsen PC 1901 Sixth Avenue North, Suite 1700 Birmingham, AL 35203 (206) 883-2500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

☐

EXPLANATORY NOTE
REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed to register an additional 4,952,844 shares of Class A common stock of Paymentus Holdings, Inc. (the “Registrant”) to be issued pursuant to the Registrant’s 2021 Equity Incentive Plan (the “2021 Plan”) as a result of an evergreen provision in the 2021 Plan providing that the total number of shares of Class A common stock reserved for issuance under the 2021 Plan will be automatically increased as of the first day of each fiscal year.

These additional shares of Class A common stock are securities of the same class as other securities for which previous Registration Statements on Form S-8 were filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on May 26, 2021 (File No. 333-256505), March 4, 2022 (File No. 333-263274) and March 3, 2023 (File No. 333-270283) (collectively, the “Previous Registration Statements”). In accordance with General Instruction E of Form S-8, the contents of the Previous Registration Statements, including periodic reports filed after the Previous Registration Statements to maintain current information about the Registrant, are incorporated by reference into this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)
The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on March 4, 2024;

(b)
All other reports filed by the Registrant with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above; and

(c)
The description of the Registrant’s Class A common stock contained in Exhibit 4.3 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on March 3, 2023, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Exhibit Description
		Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date
4.1	Form of Class A Common Stock Certificate	S-1/A	333- 255683	4.1	May 13, 2021
5.1	Opinion of Maynard Nexsen PC					X
23.1	Consent of Independent Registered Public Accounting Firm					X
23.2	Consent of Maynard Nexsen PC (contained in Exhibit 5.1 hereto)					X
24.1	Powers of Attorney (contained on signature page hereto)					X
99.1	2021 Equity Incentive Plan	10-K	001-40429	10.16	March 3, 2022
99.2	Form of Stock Option Award Agreement under the 2021 Equity Incentive Plan	10-K	001-40429	10.17	March 3, 2022
99.3	Form of Restricted Stock Unit Award Agreement under the 2021 Equity Incentive Plan	10-K	001-40429	10.14	March 3, 2023
99.4	Form of Restricted Stock Unit Award Agreement for Outside Directors under the 2021 Equity Incentive Plan	10-Q	001-40429	10.1	May 6, 2022
107	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on the 5th day of March, 2024.

PAYMENTUS HOLDINGS, INC.

By:	/s/ Dushyant Sharma
Dushyant Sharma
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dushyant Sharma, Sanjay Kalra and Andrew A. Gerber as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director or officer of the Registrant) to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all the said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Dushyant Sharma	Chairman, President and Chief Executive Officer (Principal Executive Officer)	March 5, 2024
Dushyant Sharma

/s/ Sanjay Kalra	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 5, 2024
Sanjay Kalra

/s/ Jody Davids	Director	March 5, 2024
Jody Davids

/s/ William Ingram	Director	March 5, 2024
William Ingram

/s/ Jason Klein	Director	March 5, 2024
Jason Klein

/s/ Adam Malinowski	Director	March 5, 2024
Adam Malinowski

/s/ Arun Oberoi	Director	March 5, 2024
Arun Oberoi

/s/ Robert Palumbo	Director	March 5, 2024
Robert Palumbo

/s/ Gary Trainor	Director	March 5, 2024
Gary Trainor